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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                            -----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  December 21, 2001





                             GENESIS ENERGY, L.P.
           (Exact name of registrant as specified in its charter)




         Delaware                   1-12295              76-0513049
(State or other jurisdiction of   (Commission        (I.R.S. Employer
incorporation or organization)    File Number)      Identification No.)




      500 Dallas, Suite 2500, Houston, Texas            77002
   (Address of principal executive offices)           (Zip Code)




                                (713) 860-2500
                (Registrant's telephone number, including area code)



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Item 5.  Other Events.

   On December 21, 2001, Genesis Energy, L.P. ("GELP") issued a press release announcing the receipt of $21 million from Enron Reserve Acquisition Corporation for the delivery of crude oil in November 2001 and the receipt of a commitment from Citicorp North America, Inc. to provide a two-year $130,000,000 Senior Secured Revolving Credit Facility. These matters are discussed in the press release filed as Exhibit 99.1 hereto.

   On December 28, 2001, Genesis Energy, L.P. ("GELP") issued a press release announcing the closing of the two-year credit facility with Citicorp North America, Inc. This matter is discussed in the press release filed as Exhibit
99.2 hereto.

   On January 2, 2002, Genesis Energy, L.P. ("GELP") issued a press release announcing the termination of the definitive agreement for the sale of its general partner, Genesis Energy, L.L.C. to GEL Acquisition Partnership. This matter is discussed in the press release filed as Exhibit 99.3 hereto.

Item 7.  Financial Statements and Exhibits.

   (c)  Exhibits

        The following materials are filed as exhibits to this Current Report on Form 8-K.

         Exhibit.

         99.1   Press release of Genesis Energy, L.P. dated December 21, 2001.
         99.2   Press release of Genesis Energy, L.P. dated December 28, 2001.
         99.3   Press release of Genesis Energy, L.P. dated January 2, 2002.


                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          GENESIS ENERGY, L.P.
                                          (A Delaware Limited Partnership)

                                     By:  GENESIS ENERGY, L.L.C., as
                                          General Partner


Date:  February 11, 2002              By:  /s/  Ross A. Benavides
                                          ---------------------------
                                          Ross A. Benavides
                                          Chief Financial Officer